Exhibit 99.1

          COLUMBIA BANCORP REPORTS STRONG GROWTH IN SECOND QUARTER 2006

    THE DALLES, Ore., July 26 /PRNewswire-FirstCall/ -- Columbia Bancorp (Nasdaq: CBBO), the financial holding company for Columbia River Bank, reported another strong quarter of balance sheet growth, including an increase of $96.0 million in total assets and another pronounced increase in net interest margin.

    Key second quarter analytics:

     --   Return on Equity (ROE) was 17.57%
     --   Return on Assets (ROA) was 1.72%
     --   Net Interest Margin (tax equivalent) (NIM) was 6.60%
     --   Efficiency Ratio was 53.60%

    Key year-to-date analytics:

     --   Total Assets were $952.8 million, a YTD growth rate of 13%
     --   Gross Loans were $766.6 million, a YTD growth rate of 11%
     --   Deposits were $777.3 million, a YTD growth rate of 10%
     --   Return on Equity (ROE) was 18.28%
     --   Return on Assets (ROA) was 1.78%
     --   Net Interest Margin (tax equivalent) (NIM) was 6.49%
     --   Efficiency Ratio was 54.02%

    Second quarter net income for the Company was $3.6 million, or $0.36 per diluted share, compared to $3.4 million, or $0.34 per diluted share in the second quarter of 2005, a 5% increase in net income.

    COMPANY BUSINESS TRENDS

    In late 2005, the Company established five areas of focus for 2006:

     --   Operational efficiency
     --   Well-planned branch expansion
     --   Balanced deposit and loan growth
     --   Attractive products and services, and customer convenience
     --   Loan quality

    Columbia Bancorp President and CEO, Roger Christensen, said while the Company is making progress on all fronts, the branch expansion work continues to pay rewards. "Our Richland, Pasco, Yakima and Sunnyside, Washington, branches are all contributing to our company," he said.

    Christensen believes the Bank's increased brand awareness and corporate reputation has created opportunities for branch expansion. "We are looking intently at new markets that will bring us closer to additional metropolitan areas that surround our current market area," he said. "We believe moving into those markets will contribute to loan and deposit growth and enable us to surpass the $1.0 billion in assets milestone."

    While maintaining its investments in infrastructure and technologies as a way to focus on customer convenience and efficiency, the Company continues to see growth in the loan portfolio and retail deposits. "In addition to quality products and services, our objective is to ensure our customer's experience will help us strengthen our relationships," said Shane Correa, Executive Vice President and Chief Banking Officer.

    INCOME STATEMENT PERFORMANCE

    In the second quarter, revenue (net interest income plus non-interest income) grew to $15.2 million, contributing to a year-to-date figure of $29.4 million. Revenue for the second quarter 2005 was $13.1 million, with a year-to-date figure of $25.0 million. "As the Federal Reserve Board of Governors continues increasing interest rates, we benefit from assets re-pricing more quickly than deposits," said Greg Spear, Executive Vice President and Chief Financial Officer. "During the last several years we have positioned our balance sheet to be asset sensitive, meaning that the assets re-price, or adjust to market interest rates, more frequently than the liabilities."

    Net interest income before the provision for loan losses set another high mark by growing to $12.8 million, an increase of 27% over last year's second quarter total of $10.1 million. The year-to-date net interest income figure also increased markedly, to $24.7 million at June 30, 2006, up from $19.7 million a year ago, a 25% increase.

    The tax equivalent net interest margin for the second quarter was 6.60%, another significant increase and well ahead of the 5.90% figure for the same period in 2005. Year-to-date net interest margin for 2006 was 6.49%, also well ahead of the 5.86% figure from the same period a year ago. "Our loan and deposit pricing strategy takes into account the seasonal growth patterns between deposits and loans," Spear said. "Therefore, we hold the same pricing discipline for deposits as we do loans, and utilize wholesale liabilities to fund interim gaps in the balance sheet."

    Non-interest income for the second quarter was $2.4 million, a decrease of 20% over last year's second quarter total of $3.0 million. This decrease is due to a one-time gain in the second quarter of 2005, from the sale of the Bank's mortgage servicing asset. On a pro forma basis, second quarter 2005 non-interest income would have been $2.4 million. Year-to-date figures for the end of the second quarters of 2006 and 2005 were $4.7 million and $5.3 million, respectively.

    Total non-interest expense was $8.1 million, a 16% increase over the second quarter 2005 figure of $7.0 million. Year-to-date, total non-interest expense was $15.9 million, up 17% from last year's figure of $13.5 million. Expense growth for the quarter is due mainly to increases in compensation and recent de novo branch expansion activity.

    The Bank's efficiency ratio for the second quarter was 53.60%, compared to 54.92% in the second quarter 2005. Year-to-date efficiency ratio at June 30, 2006 was 54.02%, compared to 54.15% a year ago. The efficiency ratio is an important measure of productivity in the banking industry and measures overhead costs as a percentage of total revenues.

    BALANCE SHEET PERFORMANCE

    Consistent with seasonal trends, the Company's loan portfolio grew at a strong pace in the second quarter, with $766.6 million in gross loans, a 22% increase over the $626.4 million total reported at mid-year 2005. Total assets as of June 30, 2006, were $952.8 million, a gain of 22% over the second quarter 2005 total of $778.9 million. The Bank experienced growth across all markets with significant contributions coming from its new markets in Yakima, Sunnyside and the Tri-Cities area of Washington.

    Total deposits at June 30, 2006 were $777.3 million, compared to $668.9 million at June 30, 2005, a gain of 16%. Some of the growth in the second quarter was supplemented with wholesale liabilities collected outside of our regional branch network. Brokered certificates of deposit accounted for $32.0 million in deposit growth.

    Shareholders' equity now stands at $83.4 million, or $8.43 per outstanding share at June 30, 2006, up from $71.8 million, or $7.32 per outstanding share, for the second quarter 2005. Tangible book value stands at $7.68 as of June 30, 2006, compared to $6.57 as of June 30, 2005.

    ASSET QUALITY

    Asset quality remains consistent with our FDIC peer group with assets between $500 million to $1 billion. Non-performing assets at June 30, 2006 were $3.1 million, or 0.32% of total assets, compared to an unusually low $394,000, or 0.05% of total assets, at June 30, 2005. Net charge-offs during the second quarter were $465,000, or 0.06% of gross loans, at June 30, 2006, compared to $218,000, or 0.03% of gross loans, during the second quarter 2005.

    Allowance for loan loss was $9.7 million, or 1.26% of gross loans, at June 30, 2006, compared to $8.7 million, or 1.39% of gross loans, at June 30, 2005.

    EARNINGS TELECONFERENCE AND WEBCAST

    Columbia will conduct a Teleconference and Webcast on Wednesday, July 26, 2006, at 12:00 noon Pacific Time (3:00 p.m. Eastern Time) when management, led by Roger Christensen, will discuss results for the second quarter 2006. To participate in the call, dial 1-800-510-9691 the conference ID is 20414455. The live Webcast can be heard by going to Columbia Bancorp's web site, www.columbiabancorp.com, and clicking on Presentations/Webcast under the Investor Relations section.

    The call replay will be available starting two hours after the completion of the live call until August 1, 2006. To listen to the replay dial 1-888-286-8010 and use access code 46449907. The Webcast will be archived on Columbia Bancorp's website.

    ABOUT COLUMBIA BANCORP

    Columbia Bancorp (www.columbiabancorp.com) is the financial holding company for Columbia River Bank, which operates 23 branches located in The Dalles (2), Hood River, Bend (4), Madras, Redmond (2), Pendleton, Hermiston, McMinnville
(3), Canby and Newberg, Oregon; and in Goldendale, White Salmon, Richland, Pasco, Yakima and Sunnyside, Washington. Columbia River Bank also provides mortgage-lending services through CRB Mortgage Team and brokerage services through CRB Financial Services Team.

    FORWARD LOOKING STATEMENTS

    This press release contains various forward-looking statements about plans and anticipated results of operations and financial condition relating to Columbia Bancorp. These statements include statements about Management's present plans and intentions about our strategy, growth, and deployment of resources, and about Management's expectations for future financial performance. Readers can sometimes identify forward-looking statements by the use of prospective language and context, including words like "may", "will", "should", "expect", "anticipate", "estimate", "continue", "plans", "intends", or other similar terminology. Because forward-looking statements are, in part, an attempt to project future events and explain Management's current plans, they are subject to various risks and uncertainties that could cause our actions and our financial and operational results to differ materially from those set forth in such statements. These risks and uncertainties include, without limitation, our ability to estimate accurately the potential for losses inherent in our loan portfolio, economic and other factors that affect the collectibility of our loans, the impact of competition and fluctuations in market interest rates on Columbia's revenues and margins, and our ability to open and generate growth from new branches and to expand in new markets as we expect. Some of the other, risks and uncertainties that we have in the past, or that we may from time to time in the future, detail in our filings with the Securities and Exchange Commission ("SEC"). Information presented in this report is accurate as of the date the report was filed with the SEC, and we cannot undertake to update our forward-looking statements or the factors that may cause us to deviate from them, except as required by law.

INCOME STATEMENT
(Unaudited)
(In thousands, except per share data and ratios)

                                               Three Months Ended                            Six Months Ended
                                                    June 30,                                     June 30,
                                           ---------------------------        %         ---------------------------        %
                                               2006           2005          Change          2006           2005          Change
                                           ------------   ------------   ------------   ------------   ------------   ------------
Interest income                            $     16,634   $     12,715             31%  $     32,192   $     24,888             29%
Interest expense                                  3,861          2,643             46%         7,461          5,154             45%
Net interest income before
 provision for loan losses                       12,773         10,072             27%        24,731         19,734             25%
Provision for loan losses                         1,270            650             95%         1,820            850            114%
Net interest income
 after provision for
 loan losses                                     11,503          9,422             22%        22,911         18,884             21%

Non-interest income:
  Service charges and fees                        1,192          1,190              0%         2,322          2,363             -2%
  Mortgage loan
   origination income                               696            724             -4%         1,334          1,345             -1%
  Financial services
   revenue                                          243            156             56%           442            300             47%
  Credit card discounts
   and fees                                         121            117              3%           227            230             -1%
  Gain from sale of MSA                              --            561             --             --            561             --
  Other non-interest
   income                                           138            236            -42%            384            488           -21%
    Total non-interest
     income                                       2,390          2,984            -20%         4,709          5,287            -11%

Non-interest expense:
  Salaries and employee
   benefits                                       4,815          4,044             19%         9,392          7,731             21%
  Occupancy expense                                 918            763             20%         1,784          1,560             14%
  Other non-interest
   expense                                        2,394          2,170             10%         4,727          4,257             11%
    Total non-interest
     expense                                      8,127          6,977             16%        15,903         13,548             17%

Income before provision
 for income taxes                                 5,766          5,429              6%        11,717         10,623             10%
Provision for income taxes                        2,159          1,987              9%         4,388          3,868             13%
Net income                                 $      3,607   $      3,442              5%  $      7,329   $      6,755              8%

Earnings per common share
  Basic                                    $       0.36   $       0.35              4%  $       0.74   $       0.69              8%
  Diluted                                          0.36           0.34              4%          0.72           0.67              8%
Cumulative dividend per
 common share                                      0.10           0.09             11%          0.19           0.18              6%

Book value per common
 share (1)                                                                              $       8.43   $       7.32             15%
Tangible book value per
 common share (1) (2)                                                                           7.68           6.57             17%

Weighted average shares
 outstanding (1)
  Basic                                           9,888          9,796                         9,871          9,776
  Diluted                                        10,156         10,048                        10,132         10,022
Actual shares
 outstanding (1)                                  9,901          9,815                         9,901          9,815

                                                  Quarter Ended                 Year to Date
                                           ---------------------------   ---------------------------
                                             June 30,       June 30,       June 30,       June 30,
                                               2006           2005           2006           2005
                                           ------------   ------------   ------------   ------------
RATIOS
Interest rate yield on interest-
 earning assets,
tax equivalent                                     8.59%          7.44%          8.43%          7.38%
Interest rate expense on interest-
 bearing
liabilities                                        2.89%          2.21%          2.82%          2.15%
Interest rate spread, tax equivalent               5.69%          5.23%          5.61%          5.22%
Net interest margin, tax equivalent                6.60%          5.90%          6.49%          5.86%
Efficiency ratio (3)                              53.60%         54.92%         54.02%         54.15%
Return on average assets                           1.72%          1.86%          1.78%          1.85%
Return on average equity                          17.57%         19.51%         18.28%         19.69%
Average equity / average assets                    9.81%          9.54%          9.75%          9.39%

(1) Prior periods have been adjusted to reflect the 10% stock dividend, effective December 29, 2005.
(2) Total common equity, less goodwill and other intangible assets, divided by actual shares outstanding.
(3) Non-interest expense divided by net interest income and non-interest income.

BALANCE SHEET
(Unaudited)
(In thousands)

                                                                             Year                          Year
                                                                             over                           to
                                             June 30,       June 30,         Year       December 31,       Date
                                               2006           2005         %Change          2005         %Change
                                           ------------   ------------   ------------   ------------   ------------
ASSETS
Cash and cash equivalents                  $    117,051   $     87,655             34%  $     87,089             34%
Investment securities                            36,825         39,406             -7%        36,780              0%
Loans:
  Commercial loans                              117,563         97,956             20%       101,261             16%
  Agricultural loans                             93,222         88,506              5%        84,271             11%
  Real estate loans                             327,942        280,880             17%       291,283             13%
  Real estate loans -
   construction                                 199,707        130,007             54%       184,332              8%
  Consumer loans                                 13,466         13,576             -1%        13,775             -2%
  Loans held for sale                             6,159          7,479            -18%         5,879              5%
  Other loans                                     8,540          8,045              6%         7,923              8%
    Total gross loans                           766,599        626,449             22%       688,724             11%

  Unearned loan fees                             (1,806)        (1,542)           -17%        (1,513)           -19%
  Allowance for loan losses                      (9,671)        (8,681)           -11%        (9,526)            -2%
      Net loans                                 755,122        616,226             23%       677,685             11%

Property and equipment, net                      17,934         15,146             18%        15,784             14%
Goodwill                                          7,389          7,389             --          7,389             --
Other assets                                     18,432         13,116             41%        16,512             12%
       Total assets                        $    952,753   $    778,938             22%  $    841,239             13%

LIABILITIES
Deposits:
  Non-interest bearing demand
   deposits                                $    236,075   $    205,378             15%  $    220,450              7%
  Interest bearing demand
   deposits                                     282,918        245,371             15%       278,070              2%
  Savings accounts                               40,651         39,448              3%        41,128             -1%
  Time certificates                             217,679        178,693             22%       168,174             29%
    Total deposits                              777,323        668,890             16%       707,822             10%

Borrowings                                       81,589         32,040            155%        49,815             64%
Other liabilities                                10,403          6,171             69%         6,110             70%
       Total liabilities                        869,315        707,101             23%       763,747             14%

Shareholders' equity                             83,438         71,837             16%        77,492              8%
       Total liabilities and
        shareholders' equity               $    952,753   $    778,938             22%  $    841,239             13%

ADDITIONAL FINANCIAL INFORMATION
(Unaudited)
(In thousands, except quantities and ratios)

                                             June 30,       June 30,
                                               2006           2005
                                           ------------   ------------
NON-PERFORMING ASSETS
Delinquent loans on non-accrual
 status                                    $      3,032   $        347
Delinquent loans on accrual status                   --             --
Restructured loans                                   32             47
Total non-performing loans                        3,064            394
Other real estate owned                              --             --
Total non-performing assets                $      3,064   $        394

Total non-performing assets / total
 assets                                            0.32%          0.05%

                                                  Quarter Ended                 Year to Date
                                           ---------------------------   ---------------------------
                                             June 30,       June 30,       June 30,       June 30,
                                               2006           2005           2006           2005
                                           ------------   ------------   ------------   ------------
ALLOWANCE FOR LOAN LOSSES
Allowance, beginning of period             $      8,866   $      8,249   $      9,526   $      8,184
Provision for loan losses                         1,270            650          1,820            850
Recoveries                                           45             91             95            108
Charge offs                                        (510)          (309)        (1,080)          (461)
Reclassify liability for unfunded
 loan commitments                                    --             --           (690)            --
Allowance, end of period                          9,671          8,681          9,671          8,681
Liability for unfunded loan
 commitments                                        690             --            690             --
Allowance for credit losses                $     10,361   $      8,681   $     10,361   $      8,681

Allowance for loan losses / gross
 loans and loans held for sale                                                   1.26%          1.39%
Allowance for credit losses /
 gross loans and loans held for
 sale                                                                            1.35%          1.39%
Non-performing loans / allowance
 for loan losses                                                                31.68%          4.54%

                                                  Quarter Ended                 Year to Date
                                           ---------------------------   ---------------------------
                                             June 30,       June 30,       June 30,       June 30,
                                               2006           2005           2006           2005
                                           ------------   ------------   ------------   ------------
FINANCIAL PERFORMANCE
Average interest-earning assets            $    780,516   $    689,687   $    773,368   $    684,698
Average gross loans and
 loans held for sale                            708,005        607,280        697,231        592,925
Average assets                                  839,072        742,166        829,177        736,625
Average interest-bearing
 liabilities                                    535,302        479,310        533,255        482,824
Average interest-bearing deposits               497,356        444,277        499,292        446,237
Average deposits                                713,967        634,212        710,676        628,368
Average liabilities                             756,720        671,386        748,306        667,460
Average equity                                   82,352         70,781         80,871         69,164


SOURCE  Columbia Bancorp
    -0-                             07/26/2006
    /CONTACT: Roger L. Christensen, President and CEO, +1-541-298-6633, or rchristensen@columbiabancorp.com, or Greg B. Spear, Executive Vice President and CFO, +1-541-298-6612, or gspear@columbiabancorp.com/
    /Web site:  http://www.columbiabancorp.com/